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                                  EXHIBIT 21.1

                         Subsidiaries of the Registrant

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          NAME OF SUBSIDIARY                              STATE OF ORGANIZATION
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
National Bank of Commerce of Birmingham..................     National Bank
NBC Securities, Inc. ....................................     Alabama
Bank of Dadeville........................................     Alabama
Ashland Insurance, Inc. .................................     Alabama
Alabama Exchange Bank....................................     Alabama
Tuskegee Loan Company, Inc. .............................     Alabama
First Gulf Bank..........................................     Alabama
First Citizens Bank, National Association................     National Bank
Clay County Finance Company, Inc. .......................     Alabama
First American Bank......................................     Alabama
Corporate Billing, Inc. .................................     Alabama
First Allegiance Mortgage, Inc. .........................     Alabama
Citizens & Peoples Bank, National Association............     National Bank
Public Bank..............................................     Florida
Public Mortgage Corporation..............................     Florida
Georgia State Bank.......................................     Georgia
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